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                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-60135, 333-44562, 333-80931 and 333-53083.


/S/ ARTHUR ANDERSEN LLP

Baltimore, Maryland,
March 26, 2001